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                                                                Exhibit 21.1

                              LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY                           JURISDICTION OF INCORPORATION

1.   Kansas Information Consortium, Inc.               Kansas, U.S.
2.   Indiana Interactive, Inc.                         Indiana, U.S.
     2a.  City-County Interactive, LLC                 Indiana, U.S.
3.   National Information Consortium, U.S.A., Inc.     Kansas, U.S.
4.   Arkansas Information Consortium, Inc.             Arkansas, U.S.
5.   Nebraska Interactive, Inc.                        Nebraska, U.S.
6.   Virginia Interactive, LLC                         Virginia, U.S.
7.   Iowa Interactive, Inc.                            Iowa, U.S.
8.   New England Interactive, Inc.                     Maine, U.S.
9.   Utah Interactive, Inc.                            Utah, U.S.
10.  Hawaii Information Consortium, Inc                Hawaii, U.S.
11.  Idaho  Information Consortium, Inc                Idaho, U.S.
12.  eFed, Inc                                         Virgina, U.S.